Exhibit 4.1.1

                              AMENDED AND RESTATED
                       MASTER INTERCOMPANY LOAN AGREEMENT

                                    [o] 2008

                             HOLMES FUNDING LIMITED
                                   as Funding

                            HOLMES MASTER ISSUER PLC
                                as Master Issuer

              THE BANK OF NEW YORK ACTING THROUGH ITS LONDON BRANCH
                               as Security Trustee

                                       and

              THE BANK OF NEW YORK ACTING THROUGH ITS LONDON BRANCH
                                  as Agent Bank





                                [GRAPHIC OMITTED]
                                ALLEN & OVERY LLP

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                                    CONTENTS


CLAUSE                                                                      PAGE

1.     Definitions and Interpretation..........................................1
2.     The Facility............................................................1
3.     Conditions Precedent....................................................2
4.     Purpose.................................................................3
5.     Limited Recourse........................................................3
6.     Advance of Term Advances................................................4
7.     Interest................................................................5
8.     Repayment...............................................................8
9.     Prepayment.............................................................10
10.    Taxes..................................................................10
11.    Illegality.............................................................11
12.    Mitigation.............................................................11
13.    Representations and Warranties of Funding..............................11
14.    Covenants..............................................................13
15.    Default................................................................15
16.    Default Interest and Indemnity.........................................17
17.    Payments...............................................................18
18.    Entrenched Provisions..................................................19
19.    Further Provisions.....................................................19
20.    Redenomination.........................................................20
21.    Notices................................................................21
22.    Governing Law and Submission to Jurisdiction...........................21

SCHEDULE

1.     Conditions Precedent...................................................22
2.     Form of Term Advance Notice............................................24
3.     Form of Term Advance Supplement........................................25
4.     Solvency Certificate...................................................31


Execution Page................................................................33



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THIS AMENDED AND RESTATED MASTER INTERCOMPANY LOAN AGREEMENT (this AGREEMENT) is dated [o] 2008

BETWEEN:

(1) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING);

(2) HOLMES MASTER ISSUER PLC a company incorporated in England and Wales with limited liability (registered number 5953811), and having its registered office at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH (formerly known as JPMorgan Chase Bank, N.A., London Branch) (the SECURITY TRUSTEE, which expression where the context permits shall include such person and all other persons for the time being acting as the trustee or trustees under the Funding Deed of Charge) whose principal office is at One Canada Square, London E14 5AL; and

(4) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH acting through its offices at 40th Floor, One Canada Square, London E14 5AL (acting in its capacity as the AGENT BANK appointed by the Master Issuer under the Master Issuer Paying Agent and Agent Bank Agreement).

WHEREAS:

(A) From time to time, the Master Issuer will issue Master Issuer Notes pursuant to the Programme.

(B) The Master Issuer has agreed that it will lend the proceeds (or, as applicable, the sterling equivalent thereof) of any issue of Master Issuer Notes by it to Funding.

(C) This Agreement sets out the terms and conditions with respect to lending by the Master Issuer of the proceeds of the issue of Master Issuer Notes to Funding.

(D) The parties to this Agreement have agreed to amend and restate the terms of this Agreement as set out herein.

1.     DEFINITIONS AND INTERPRETATION

       The Fourth Amended and Restated Master Definitions and Construction Schedule signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on [o] 2008 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Fourth Amended and Restated Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of that Fourth Amended and Restated Master Definitions and Construction Schedule.

2.     THE FACILITY

       Subject to the terms of this Agreement, the Master Issuer agrees to make available to Funding a facility (the MASTER INTERCOMPANY LOAN FACILITY). On the London Business Day prior to each

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       Closing Date, the Master Issuer shall offer Term Advances to Funding under the Master Intercompany Loan Facility that correspond to each Series and Class of Master Issuer Notes to be issued by the Master Issuer on the relevant Closing Date. Each Term Advance shall be denominated in Sterling. Subject to the terms of this Agreement, on each Closing Date, Funding shall accept the offer.

3.     CONDITIONS PRECEDENT

       Save as the Master Issuer, Funding and the Security Trustee may otherwise agree, each Term Advance will not be available for utilisation on the relevant Closing Date unless:

       (a) the related Series and Class of Master Issuer Notes has been issued by the Master Issuer on the relevant Closing Date and the subscription proceeds thereof have been received by or on behalf of the Master Issuer;

       (b) the Security Trustee has confirmed to Funding that it or its advisers have received (at any time on or prior to such Closing
              Date) all the information and documents listed in Schedule 1 hereto (Conditions Precedent) in form and substance satisfactory to the Security Trustee;

       (c) Funding and the Master Issuer have signed a Term Advance Supplement in respect of that Term Advance (substantially in the form set out in Schedule 3 hereto (Form of Term Advance Supplement));

       (d) Funding has confirmed in the applicable Term Advance Supplement that:

              (i) no Master Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Term Advance; and

              (ii) the representations set out in CLAUSE 13 are true on and as of the relevant Closing Date by reference to the facts and circumstances then existing;

       (e) Funding has delivered a solvency certificate substantially in the form set out in Schedule 4 hereto;

       (f) the Master Issuer has confirmed in the applicable Term Advance Supplement that no Note Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Term Advance;

       (g) each of the Rating Agencies has confirmed in writing to the Security Trustee that there will not, as a result of the Master Issuer issuing any Master Issuer Notes on the Closing Date, be any adverse effect on the then current ratings by the Rating Agencies of any then outstanding Master Issuer Notes of the Master Issuer;

       (h) one or more Deeds of Accession relating to the Funding Deed of Charge have been executed by any additional Funding Secured Creditors and the parties to the Funding Deed of Charge; and

       (i) all other conditions precedent as may be specified in the applicable Term Advance Supplement have been satisfied.

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4.     PURPOSE

4.1    PURPOSE AND APPLICATION OF A TERM ADVANCE

       The proceeds of each Term Advance may only be used by Funding either:

       (a) to pay the Seller the Purchase Price for the sale of any New Portfolio to the Mortgages Trustee on the relevant Closing Date (which payment shall increase the Funding Share of the Trust Property in accordance with the terms of the Mortgages Trust
              Deed);

       (b) to acquire part of the Seller Share of the Trust Property (such payment to be made to the Seller which shall increase the Funding Share of the Trust Property in accordance with the terms of the Mortgages Trust Deed);

       (c) to refinance the existing debt of Funding, including any existing Term Advance (in whole or in part); and/or

       (d)    to fund or partly fund or replenish the Funding Reserve Fund.

4.2    APPLICATION OF AMOUNTS

       Without prejudice to the obligations of Funding under this CLAUSE 4, neither the Security Trustee nor any of the Funding Secured Creditors shall be obliged to concern themselves as to the application of amounts raised by Funding under a Term Advance.

5.     LIMITED RECOURSE

5.1    RECOURSE LIMITED TO AVAILABLE FUNDS

       Subject to CLAUSE 5.2 but notwithstanding the terms of any other provision in this Agreement or any other Transaction Document, each of the Master Issuer and the Security Trustee agree that the liability of Funding in respect of its obligations to repay principal and pay interest or any other amounts due under this Agreement or for any breach of any representation, warranty, covenant or undertaking of Funding under this Agreement shall be limited to amounts standing to the credit of the Funding GIC Account and the Funding Transaction Account from time to time (including, for the avoidance of doubt, amounts received by Funding in respect of the Funding Share of the Trust Property and from the Funding Swap Provider except for any collateral transferred to it under the Funding Swap) provided that the application of such amounts to the discharge of Funding's obligations under this Agreement shall be subject to the terms of the Funding Deed of Charge and the relevant Funding Priority of Payments in all cases.

5.2    SHORTFALL ON FINAL REPAYMENT DATE

       To the extent that on the Final Repayment Date of any Term Advance advanced under this Agreement there is a shortfall between all amounts (including interest and principal) payable on that Term Advance under this Agreement and the amounts available therefor, that shortfall shall not be due and payable to the Master Issuer until the time, if ever, when Funding has enough money available to pay the shortfall on that Term Advance after making any other payments due that rank higher in priority to that Term Advance. Following enforcement of the Funding Security and distribution of all enforcement proceeds in accordance with the Funding Deed of Charge, all outstanding claims that the Master Issuer and the Security Trustee may otherwise have against Funding will be extinguished.

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6.     ADVANCE OF TERM ADVANCES

6.1    NOTICE TO FUNDING

       Not later than 2:00 p.m. (London time) on the relevant Closing Date (or such later time as may be agreed in writing by Funding, the Master Issuer and the Security Trustee), Funding shall give to the Master Issuer (copied to the Security Trustee) a Term Advance Notice (substantially in the form set out in Schedule 1 hereto (Form of Term Advance Notice)) which shall request the drawing of a Term Advance and delivery of which shall (subject to the terms of this Agreement and to the issue of the relevant Series and Class of Master Issuer Notes by the Master Issuer) oblige Funding to borrow the whole amount stated in the Term Advance Notice on the relevant Closing Date upon the terms and subject to the conditions contained in this Agreement and such Term Advance Notice will set out, inter alia:

       (a) the amount and currency or currencies of the proposed issue of each Series and Class of Master Issuer Notes under the Programme;

       (b) the Specified Currency Exchange Rate(s) at which the Master Issuer will swap the proceeds of each Series and Class of Master Issuer Notes that is not denominated in Sterling into Sterling; and

       (c) the principal amount of each Term Advance available for drawing under the Master Intercompany Loan Facility on such Closing Date.

6.2    TERM ADVANCES CORRESPOND TO SERIES AND CLASSES OF MASTER ISSUER NOTES

       Each Term Advance shall be identified by reference to the relevant Series and Class of Master Issuer Notes that is used to fund it, as set out in the applicable Term Advance Supplement.

6.3    TERM ADVANCE SUPPLEMENT

       The Term Advance Supplement to be signed on each Closing Date in accordance with CLAUSE 3(C) shall record, amongst other things, the amount of each Term Advance to be made on such Closing Date, which shall correspond to the principal amount of such Term Advance that is available for drawing which is notified to the Master Issuer in the applicable Term Advance Notice.

6.4    SINGLE DRAWING OF THE TERM ADVANCE

       On satisfaction of the conditions set out in CLAUSE 3, the Master Issuer shall make the applicable Term Advances available to Funding on the relevant Closing Date. The aggregate of the Term Advances to be made on the relevant Closing Date will only be available for drawing in one amount by Funding on the relevant Closing Date.

6.5    REDEMPTION/PAYMENT BASIS

       Each Term Advance may be a Bullet Term Advance, a Scheduled Amortisation Term Advance, a Pass-Through Term Advance or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Term Advance Supplement.

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7.     INTEREST

7.1    TERM ADVANCE INTEREST PERIODS

       (a) The first Term Advance Interest Period in respect of a Term Advance will commence on (and include) the Interest Commencement Date relating to that Term Advance and end on (but exclude) the first Interest Payment Date falling thereafter. Each subsequent Term Advance Interest Period shall commence on (and include) an Interest Payment Date and end on (but exclude) the next following Interest Payment Date.

       (b) Whenever it is necessary to compute an amount of interest in respect of a Term Advance for any period (including any Term Advance Interest Period), such interest shall be calculated on the basis of actual days elapsed in a 365 day year (or, in respect of the calculation of an amount of interest in respect of a Term Advance which corresponds to a Sterling Master Issuer Note issued on or after [o] 2008, such interest shall be calculated on the basis of the day count fraction specified in the relevant Final Terms in respect of such Sterling Master Issuer Note).

7.2    DETERMINATION OF TERM ADVANCE INTEREST AMOUNT

       In relation to any Term Advance, the rate of interest payable (the TERM ADVANCE RATE OF INTEREST) and the relevant Sterling interest amount (each a TERM ADVANCE INTEREST AMOUNT) in respect of such Term Advance shall be determined on the basis of the provisions set out below:

       (a) On the Interest Determination Date in relation to such Term Advance, the Agent Bank will determine the Relevant Screen Rate in respect of such Term Advance at or about 11.00 am London time. If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for three-month Sterling deposits of (pound)10,000,000 in the London inter-bank market as at or about 11.00 am London time on such Interest Determination Date.

       (b) The Term Advance Rate of Interest for such Term Advance for the Term Advance Interest Period relating to such Term Advance shall be the aggregate of:

              (i)    the Relevant Margin in respect of such Term Advance; and

              (ii) the Relevant Screen Rate in respect of such Term Advance (or, in the case of the initial Interest Determination Date for such Term Advance, the linear interpolation of the Relevant Screen Rate) or, if the Relevant Screen Rate is unavailable, the arithmetic mean (or, in the case of the initial Interest Determination Date for such Term Advance, the linear interpolation of the arithmetic mean) of such offered quotations by the Reference Banks (rounded upwards, if necessary, to five decimal places).

       (c) If on any Interest Determination Date in relation to such Term Advance, the Relevant Screen Rate in respect of such Term Advance is unavailable and only two or three of the Reference Banks provide offered quotations, the Term Advance Rate of Interest for such Term Advance for the relevant Term Advance Interest Period shall be determined in accordance with the provisions of sub-paragraph (a) above on the basis of the offered quotations of those Reference Banks providing such quotations.

       (d) If, on any such Interest Determination Date, only one or none of the Reference Banks provides the Agent Bank with such an offered quotation, the Agent Bank shall forthwith

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              consult with the Security Trustee and the Master Issuer for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Security Trustee suitable for such purpose) and the Term Advance Rate of Interest for such Term Advance for the Term Advance Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank).

       (e) If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Term Advance Rate of Interest for such Term Advance for the relevant Interest Periods shall be the Term Advance Rate of Interest in relation to such Term Advance in effect for the immediately preceding Interest Period to which sub-paragraph (a) above shall have applied but taking account of any change in the Relevant Margin in relation to such Term Advance.

       (f) There will be no minimum or maximum Term Advance Rate of Interest for such Term Advance.

       (g) The Agent Bank shall as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine and notify the Master Issuer, Funding, the Cash Manager and the Security Trustee of: (i) the Term Advance Rate of Interest applicable to such Term Advance for the relevant Interest Period and (ii) the Term Advance Interest Amount payable in respect of such Term Advance for the relevant Interest Period.

       (h) The Term Advance Interest Amount for such Term Advance shall be determined by applying the relevant Term Advance Rate of Interest to the Outstanding Principal Balance of such Term Advance, multiplying the sum by the day count fraction described in CLAUSE
              7.1 and rounding the resultant figure to the nearest penny (half a penny being rounded upwards).

       (i) If the Agent Bank does not at any time for any reason determine the Term Advance Rate of Interest and the Term Advance Interest Amount for any Term Advance in accordance with paragraphs 7.2(a) to (g) above, the Security Trustee shall (subject to it being indemnified to its satisfaction) determine the Term Advance Rate of Interest and Term Advance Interest Amount for each Term Advance and any such determination shall be deemed to have been made by the Agent Bank.

       (j) All notifications, opinions, determinations, certificates, calculations and decisions given, expressed, made or obtained for the purposes of this CLAUSE 7, whether by the Agent Bank or the Security Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding, the Master Issuer, the Cash Manager, the Agent Bank, the Security Trustee and (in such absence as aforesaid) no liability to Funding shall attach to the Master Issuer, the Agent Bank, the Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

7.3    PAYMENT ON INTEREST PAYMENT DATES

       Subject to CLAUSE 5.1, Funding shall pay interest in respect of each Term Advance on the Interest Payment Dates specified in the applicable Term Advance Supplement.

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7.4    DEFERRED INTEREST

       Subject to CLAUSE 5.2, to the extent that there are insufficient funds available to pay interest on a Term Advance on any Interest Payment Date, the shortfall in the interest amount payable will not then fall due but will instead be due on the following Interest Payment Date on which sufficient funds are available to pay such interest, and pending such payment, will accrue interest at the rate specified for such Term Advance in the applicable Term Advance Supplement.

7.5    CERTAIN FEES

       In addition to the interest and principal payments to be made by Funding in respect of each Term Advance under this CLAUSE 7 and CLAUSE 8, respectively, on each Interest Payment Date or on any other date on which the Master Issuer notifies Funding, but subject to CLAUSE 5.1, Funding shall pay to the Master Issuer for same day value to the Master Issuer Transaction Account a fee for the provision of the Master Intercompany Loan Facility (except that in the case of payments due under paragraphs
       (a), (b), (d), (e) and (j) below, such payments shall be paid when due by the Master Issuer). Such fee shall be an amount or amounts in the aggregate equal to the following:

       (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee and the Master Issuer Security Trustee pursuant to the Master Issuer Trust Deed, the Master Issuer Deed of Charge or any other Transaction Document, together with interest thereon as provided therein;

       (b) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Master Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

       (c) the fees, costs and expenses due and payable to the Paying Agents, the Agent Bank, the Transfer Agent and the Registrar pursuant to the Master Issuer Paying Agent and Agent Bank Agreement;

       (d) any amounts due and payable by the Master Issuer to HM Revenue and Customs in respect of the Master Issuer's liability to United Kingdom corporation tax (insofar as payment is not or will not be capable of being satisfied by the surrender of group relief or out of the profits, income or gains of the Master Issuer and subject to the terms of the Master Issuer Deed of Charge) or any other Taxes payable by the Master Issuer;

       (e) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Account Bank pursuant to the Master Issuer Bank Account Agreement (if any);

       (f) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Cash Manager pursuant to the Master Issuer Cash Management Agreement;

       (g) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Corporate Services Provider pursuant to the Master Issuer Corporate Services Agreement;

       (h) any termination payment due and payable by the Master Issuer to a Master Issuer Swap Provider pursuant to a Master Issuer Swap Agreement;

       (i) an amount equal to 0.01 per cent of the interest amounts paid by Funding to the Master Issuer on the Term Advances on an Interest Payment Date, provided that the amount payable by Funding to the Master Issuer pursuant to this paragraph (i) together with the amount payable by Funding to the Master Issuer pursuant to paragraph (d) above, in respect of each accounting period of the Master Issuer, shall in aggregate not exceed an amount equal to

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              0.01% of the interest amounts paid by Funding to the Master Issuer in respect of the Term Advances in that accounting period; and

       (j) any other amounts due or overdue by the Master Issuer to third parties including the Rating Agencies and the amounts paid by the Master Issuer under the Programme Agreement, each Subscription Agreement and each Initial Purchase Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (i) above, together with, (i) in respect of taxable supplies made to the Master Issuer, an amount in respect of any VAT or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Master Issuer, any amount in respect of any VAT or Irrecoverable VAT or similar tax (as the case may be) payable in respect thereof as provided in the relevant agreement (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Master Issuer Pre-Enforcement Revenue Priority of Payments in the Master Issuer Cash Management Agreement. The parties acknowledge that the amount payable by Funding to the Master Issuer pursuant to this CLAUSE 7.5 shall be paid in accordance with the Funding Deed of Charge and the relevant Funding Priority of Payments (which prior to enforcement of the Funding Security shall be paragraph (a)(ii) of the Funding Pre-Enforcement Revenue Priority of Payments in the case of the amount payable pursuant to paragraphs (a) to (g) and (j) above and paragraph (s) of the Funding Pre-Enforcement Revenue Priority of Payments in the case of the amount payable pursuant to paragraphs (h) and (i) above) and (in each case) subject to the provisions of CLAUSE 5.1 such that in the event of a shortfall resulting in any such amount not being paid on an Interest Payment Date then such amount shall not be paid until the next Interest Payment Date (if any) on which Funding has sufficient amounts standing to the credit of the Funding GIC Account and the Funding Transaction Account to pay such amount in accordance with the Funding Deed of Charge and the relevant Funding Priority of Payments.

7.6    SET-OFF

       Funding and each of the other parties to this Agreement agree that the Master Issuer shall be entitled to set-off those amounts due and payable by Funding pursuant to CLAUSE 7.5 on the Closing Date for a Term Advance against the amount to be advanced by the Master Issuer to Funding under such Term Advance on such Closing Date.

8.     REPAYMENT

8.1    REPAYMENT OF TERM ADVANCES

       Subject to CLAUSE 5, on each Loan Payment Date, other than a Loan Payment Date on which a Term Advance is to be repaid under CLAUSE 9, Funding shall repay principal in respect of such Term Advance in an amount equal to:

       (a) prior to the earlier to occur of the Step-Up Date (if any) in respect of such Term Advance and prior to the occurrence of a Trigger Event, enforcement of the Funding Security or the service on the Master Issuer of a Note Enforcement Notice, the lower of:

              (i) the amount due to be paid on such Loan Payment Date as specified for such Term Advance in the applicable Term Advance Supplement; and

              (ii) the amount which is available, under the terms of the Funding Deed of Charge and the Cash Management Agreement to repay principal in respect of such Term Advance as set out in paragraph 1 of Part II of Schedule 3 of the Funding Deed of Charge,


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              provided that, in the case of any Pass-Through Term Advance, the amount of principal to be repaid by Funding in respect of such Term Advance on the applicable Loan Payment Date shall be calculated in accordance with sub-paragraph (ii) above; or

       (b) following the occurrence of a Non-Asset Trigger Event but prior to the occurrence of an Asset Trigger Event, enforcement of the Funding Security or the service on the Master Issuer of a Note Enforcement Notice, the amount which is available under the terms of the Funding Deed of Charge and the Cash Management Agreement to repay principal in respect of such Term Advance in such circumstances as set out in paragraph 5 of Part II of Schedule 3 of the Funding Deed of Charge; or

       (c) following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security or the service on the Master Issuer of a Note Enforcement Notice, the amount which is available under the terms of the Funding Deed of Charge and the Cash Management Agreement to repay principal in respect of such Term Advance in such circumstances as set out in paragraph 6 of Part II of Schedule 3 of the Funding Deed of Charge; or

       (d) following enforcement of the Funding Security but prior to service on the Master Issuer of a Note Enforcement Notice, the amount which is available under the terms of the Funding Deed of Charge and the Cash Management Agreement to repay principal in respect of such Term Advance in such circumstances as set out in paragraph
              7.1 of Part II of Schedule 3 of the Funding Deed of Charge; or

       (e) following service on the Master Issuer of a Note Enforcement Notice, the amount which is available under the terms of the Funding Deed of Charge and the Cash Management Agreement to repay principal in respect of such Term Advance in such circumstances as set out in paragraph 7.2 of Part II of Schedule 3 of the Funding Deed of Charge.

       To the extent that there are insufficient funds available to Funding to repay the amount due to be paid on such Loan Payment Date, Funding will be required to repay the shortfall, to the extent that it receives funds therefor (and subject to the terms of the Funding Deed of Charge and the Cash Management Agreement) on subsequent Loan Payment Dates in respect of such Term Advance.

8.2    TERM ADVANCE RATINGS

       Unless otherwise specified for any Term Advance in the applicable Term Advance Supplement, such Term Advance shall be repaid (as to both interest and principal) in the priority according to the Term Advance Rating of that Term Advance. The Term Advance Rating for a Term Advance will be specified for such Term Advance in the applicable Term Advance Supplement.

8.3    PAYMENT SUBJECT TO TERMS OF THE FUNDING DEED OF CHARGE

       The terms and conditions of CLAUSE 7 and this CLAUSE 8 are to be read in conjunction with the provisions of the Funding Deed of Charge, as the same may be amended or varied from time to time in accordance with the provisions thereof.

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9.     PREPAYMENT

9.1    PREPAYMENT FOR TAXATION OR OTHER REASONS

       If:

       (a) Funding is required to withhold or deduct from any payment of principal or interest in respect of any Term Advance any amount for or on account of Tax; or

       (b) the Master Issuer is required to withhold or deduct from any payment of principal, interest or premium in respect of its Master Issuer Notes any amount for or on account of Tax; or

       (c)    a Term Advance becomes illegal as described in CLAUSE 11,

       then, without prejudice to the obligations of Funding under CLAUSE 11 and subject to CLAUSE 12, Funding may prepay, on any Interest Payment Date, having given not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Term Advance which becomes illegal pursuant to CLAUSE 11) prior written notice to the Master Issuer and the Note Trustee (or on or before the latest date permitted by the relevant law in the case of CLAUSE 11) so long as the relevant circumstances continue, the applicable Term Advances without penalty or premium but subject to CLAUSE 16, provided that the Master Issuer is able to repay the related Master Issuer Notes used to fund such Term Advance on such Interest Payment Date from funds received from repayment of such Term Advance.

9.2    PREPAYMENT AT OPTION OF MASTER ISSUER

       The Master Issuer, at its option, may require Funding to prepay the outstanding principal amount of a Term Advance (together with any accrued interest) on any Interest Payment Date on which the Master Issuer has decided to exercise its option, if any, to redeem in full the Master Issuer Notes used to fund such Term Advance. The Master Issuer shall give Funding not more than 60 days' and not less than 30 days' prior written notice of the Master Issuer's decision to exercise its option to require Funding to prepay the relevant Term Advance. Any prepayment by Funding will be made without penalty or premium but will be subject to CLAUSE 16.

9.3    APPLICATION OF MONIES

       The Master Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to CLAUSE 9.1 or CLAUSE 9.2 in making prepayments under the relevant Master Issuer Notes.

10.    TAXES

10.1   NO GROSS UP

       All payments by Funding under this Agreement shall be made without any deduction or withholding for or on account of, and free and clear of, any Taxes, except to the extent that Funding is required by law to make payment subject to such deduction or withholding.

10.2   TAX RECEIPTS

       All Taxes required by law to be deducted or withheld by Funding from any amounts paid or payable under this Agreement shall be paid by Funding when due and Funding shall, within 30 days of the payment being made, deliver to the Master Issuer evidence satisfactory to the Master Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

11.    ILLEGALITY

       If, at any time, it is unlawful for the Master Issuer to make, fund or allow to remain outstanding a Term Advance made by it under this Agreement, then the Master Issuer shall, promptly after becoming aware of the same, deliver to Funding, the Security Trustee and the Rating Agencies a certificate to that effect and if the Master Issuer so requires, Funding shall promptly, to the extent necessary to cure such illegality, prepay such Term Advance subject to and in accordance with the provisions of CLAUSE 9.1.

12.    MITIGATION

       If circumstances arise in respect of the Master Issuer which would, or would upon the giving of notice, result in:

       (a)    the prepayment of the Term Advances pursuant to CLAUSE 11; or

       (b) a withholding or deduction from the amount to be paid by Funding for or on account of Taxes pursuant to CLAUSE 10,

       then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding under this Agreement, the Master Issuer shall:

       (i) promptly upon becoming aware of the circumstances, notify the Security Trustee, Funding and the Rating Agencies; and

       (ii) upon written request from Funding, take such reasonable steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment of the Master Issuer's rights under this Agreement to, and assumption of all the Master Issuer's obligations under this Agreement by, another company satisfactory to the Security Trustee, which is willing to participate in the Term Advances in its place and which is not subject to (a) and/or (b) above, provided that no such transfer or assignment and transfer of such rights and obligations may be permitted unless the Rating Agencies confirm in writing to Funding and the Security Trustee that there will be no downgrading of the then current rating of the Master Issuer Notes issued by the Master Issuer as a result and Funding indemnifies the Master Issuer for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

13.    REPRESENTATIONS AND WARRANTIES OF FUNDING

13.1   REPRESENTATIONS AND WARRANTIES

       Funding makes the representations and warranties set out in this CLAUSE 13 to the Master Issuer and the Security Trustee (as trustee for each of the Funding Secured Creditors).

13.2   STATUS

       (a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings; and

       (b) it has the power to own its property and assets and to carry on its business as it is being conducted.

13.3   POWERS AND AUTHORITY

       It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of, each of the Transaction Documents to which it is a party.

13.4   LEGAL VALIDITY

       Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation of Funding.

13.5   NON-CONFLICT

       The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents including, without limitation, borrowing pursuant to the terms of this Agreement or granting any security contemplated by the Transaction Documents will not:

       (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person (other than the Funding Secured Creditors or as otherwise contemplated in the Transaction Documents) over all or any of its present or future revenues or assets;

       (b) conflict with any document which is binding upon it or any of its assets;

       (c)    conflict with its constitutional documents; or

       (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

13.6   NO LITIGATION

       No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened.

13.7   NO DEFAULT

       No Master Intercompany Loan Event of Default is continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Term Advance.

13.8   AUTHORISATIONS

       All consents, licences, approvals, notices and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

13.9   REGISTRATION REQUIREMENTS

       Except for due registration of the Funding Deed of Charge under Section 395 of the Companies Act 1985, it is not necessary that the Funding Deed of Charge or this Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable to the Registrar of Companies in respect of the Funding Deed of Charge, any stamp, registration or similar tax be paid on or in respect thereof.

13.10  RANKING OF SECURITY

       The security conferred by the Funding Deed of Charge constitutes a first priority security interest of the type described, and over the security assets referred to, in the Funding Deed of Charge and the Funding Charged Property is not subject to any prior or pari passu Security Interests.

13.11  NO OTHER BUSINESS

       (a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

       (b) it is not party to any material agreements other than the Transaction Documents.

13.12 OWNERSHIP

       (a) Its entire issued share capital is beneficially owned and controlled by Holdings; and

       (b)    its shares are fully paid.

13.13  GOOD TITLE AS TO ASSETS

       Subject to the Security Interests created under the Funding Deed of Charge, it is and will remain the absolute beneficial owner of the Funding Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding Deed of Charge to which it is a party.

13.14  TAX

       (a) It is a resident for tax purposes and legally domiciled in its jurisdiction of incorporation; and

       (b) it has no branch, business establishment or other fixed establishment outside the United Kingdom.

13.15  REPETITION

       The representations in this CLAUSE 13 shall survive the execution of this Agreement and the making of each Term Advance under this Agreement, and shall be repeated by Funding on each Closing Date relating to the making of each Term Advance by reference to the facts and circumstances then existing.

14.    COVENANTS

14.1   DURATION

       The undertakings in this CLAUSE 14 shall remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement.

14.2   INFORMATION

       Funding shall supply to the Security Trustee and the Rating Agencies:

       (a) as soon as the same are available its audited accounts for that Financial Year; and

       (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents as the Security Trustee or the Rating Agencies may reasonably request.

14.3   NOTIFICATION OF DEFAULT

       Funding shall notify the Master Issuer and the Security Trustee of any Master Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) promptly upon Funding becoming aware of its occurrence.

14.4   AUTHORISATIONS

       Funding shall promptly:

       (a)    obtain, maintain and comply with the terms of; and

       (b) upon request, supply certified copies to the Master Issuer and the Security Trustee of,

       any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

14.5   PARI PASSU RANKING

       Funding shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

14.6   NEGATIVE PLEDGE

       Funding shall not create or permit to subsist any Security Interest over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

14.7   DISPOSALS

       Funding shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, lend, assign, transfer, lease, part with or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein, other than as provided for pursuant to the Transaction Documents.

14.8   MERGERS AND ACQUISITIONS

       (a) Funding shall not enter into any amalgamation, demerger, merger or reconstruction.

       (b) Funding shall not acquire any assets or business or make any investments other than as contemplated in the Transaction Documents.

14.9   LENDING AND BORROWING

(a)    Except as provided or contemplated under the Transaction
       Documents, Funding shall not make any loans or provide any other form of credit to any person.

(b) Funding shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding assumes any liability of any other person.

(c) Funding shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

14.10  SHARES AND DIVIDENDS

       Funding shall not:

       (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding Deed of Charge;

       (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

       (c)    repay or redeem any of its share capital.

14.11  CHANGE OF BUSINESS

       (a) Funding shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents or which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that Funding will engage.

       (b) Funding shall not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985, as amended.

       (c)    Funding shall not have any employees or own any premises.

14.12  TAX

       Funding shall not apply to become part of any group for the purposes of sections 43A-D of the Value Added Tax Act 1994 (including any other legislative provisions supplementing the same) with the Master Issuer unless required to do so by law.

14.13  UNITED STATES ACTIVITIES

       Funding will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

15.    DEFAULT

15.1   MASTER INTERCOMPANY LOAN EVENTS OF DEFAULT

       Each of the events set out in CLAUSE 15.2 to CLAUSE 15.8 (inclusive) is a MASTER INTERCOMPANY LOAN EVENT OF DEFAULT (whether or not caused by any reason whatsoever outside the control of Funding or any other person).

15.2   NON-PAYMENT

       Subject to CLAUSE 5.1, Funding does not pay on the due date or such failure to pay continues for a period of three London Business Days after such due date any amount payable by it under this Agreement or any other loan agreement entered into by Funding at the place at and in the currency in which it is expressed to be payable.

15.3   BREACH OF OTHER OBLIGATIONS

       Funding does not comply in any material respect (in the opinion of the Security Trustee) with any of its obligations under the Transaction Documents to which it is a party (other than those referred to in CLAUSE 15.2) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding becoming aware of the non-compliance or receipt of a written notice from the Security Trustee requiring Funding's non-compliance to be remedied.

15.4   MISREPRESENTATION

       A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding under or in connection with any Transaction Document is incorrect in any material respect (in the opinion of the Security Trustee) when made or deemed to be made or repeated.

15.5   INSOLVENCY

       Any corporate action is taken by Funding, or any legal proceedings are started, for the winding-up, dissolution, administration or appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of Funding or of any or all of Funding's revenues and assets or any application is made or petition is lodged for the making of an administration order in relation to Funding.

15.6   CREDITORS' PROCESS

       Any attachment, sequestration, distress or execution affects any asset of Funding and is not discharged within twenty London Business Days.

15.7   UNLAWFULNESS

       It is or becomes unlawful for Funding to perform any of its obligations under any Transaction Document.

15.8   THE FUNDING DEED OF CHARGE

       The Funding Deed of Charge is no longer binding on or enforceable against Funding or effective to create the security intended to be created by it.

15.9   OWNERSHIP

       The entire issued share capital of Funding ceases to be beneficially owned and controlled by Holdings.

15.10  ACCELERATION OF MASTER INTERCOMPANY LOAN

       Upon the occurrence of a Master Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Security Trustee may by written notice to Funding (a

       MASTER INTERCOMPANY LOAN ACCELERATION NOTICE) which is copied to each of the Funding Secured Creditors and the Mortgages Trustee:

       (a) declare all Term Advances made under this Agreement to be immediately due and payable, whereupon the same shall, subject to CLAUSE 15.11, become so payable together with accrued interest thereon and any other sums then owed by Funding under this Agreement; and/or

       (b) declare the Term Advances to be due and payable on demand of the Security Trustee.

15.11  REPAYMENT OF MASTER INTERCOMPANY LOAN ON ACCELERATION

       Upon the Security Trustee declaring the Term Advances to be immediately due and payable pursuant to CLAUSE 15.10, the amount due and payable in respect of each Term Advance shall be paid by Funding without penalty or premium but subject to CLAUSE 16.

16.    DEFAULT INTEREST AND INDEMNITY

16.1   DEFAULT LOAN INTEREST PERIODS

       If any sum due and payable by Funding under this Agreement is not paid on the due date for payment in accordance with this Agreement or if any sum due and payable by Funding under any judgment or decree of any court in connection with this Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding to pay such sum (the balance thereof for the time being unpaid being herein referred to as an UNPAID SUM) is discharged shall be divided into successive periods, each of which (other than the first) shall start on (and include) an Interest Payment Date and end on (but exclude) the next Interest Payment Date unless the Security Trustee otherwise provides having regard to when such unpaid sum is likely to be paid.

16.2   DEFAULT INTEREST

       During each such period relating to an unpaid sum as is mentioned in this CLAUSE 16 an unpaid sum shall bear interest at the rate per annum which the Master Issuer, acting reasonably, determines and certifies to Funding and the Security Trustee will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which the Master Issuer does not pay as a result of Funding's non-payment under this Agreement, as a result of such unpaid sum not being paid to it.

16.3   PAYMENT OF DEFAULT INTEREST

       Any interest which shall have accrued under CLAUSE 16.2 in respect of an unpaid sum shall be due and payable and shall be paid by Funding at the end of the period by reference to which it is calculated.

16.4   BROKEN PERIODS

       Funding shall forthwith on demand indemnify the Master Issuer against any loss or liability that the Master Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on an Interest Payment Date or an overdue amount being received otherwise than on its due date.

16.5   FUNDING'S PAYMENT INDEMNITY

       Funding undertakes to indemnify the Master Issuer:

       (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by the Master Issuer) which it may sustain or incur as a consequence of the occurrence of any Master Intercompany Loan Event of Default or any default by Funding in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of the Master Issuer or prior breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party);

       (b) against any loss it may suffer as a result of its funding a Term Advance requested by Funding under the Master Intercompany Loan Agreement but not made; and

       (c) against any other loss or liability (other than by reason of the negligence or default of the Master Issuer or breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding) or loss of profit) it may suffer by reason of having made a Term Advance available or entering into this Agreement or enforcing any security granted pursuant to the Funding Deed of Charge.

17.    PAYMENTS

17.1   PAYMENT

(a) Subject to CLAUSE 5, all amounts of interest and principal to be paid to the Master Issuer under this Agreement shall be paid in Sterling for value by Funding to the Master Issuer Transaction Account and the relevant irrevocable payment instruction for such payment shall be given by Funding by no later than noon to the Master Issuer Cash Manager under the Master Issuer Cash Management Agreement (with a copy to the Master Issuer and the Security Trustee) on the Distribution Date immediately preceding the relevant Interest Payment Date.

(b) On each date on which this Agreement requires any amount other than the amounts specified in CLAUSE 17.1(A) to be paid by Funding, Funding shall, save as provided otherwise herein, make the same available to the Master Issuer by payment in Sterling in immediately available, freely transferable, cleared funds to the Master Issuer Transaction Account.

17.2   ALTERNATIVE PAYMENT ARRANGEMENTS

       If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding to make any payments under this Agreement in the manner specified in CLAUSE 17.1, then Funding shall make such alternative arrangements for the payment direct to the Master Issuer of amounts due under this Agreement as are acceptable to the Security Trustee.

17.3   NO SET-OFF

       All payments required to be made by Funding under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

18.    ENTRENCHED PROVISIONS

       Each of Funding, the Master Issuer and the Security Trustee acknowledge and agree that Funding may from time to time enter into New Intercompany Loan Agreements and that the obligation of Funding to repay the Term Advances made under this Agreement will rank pari passu with the obligations of Funding to repay any such other loans made under such New Intercompany Loan Agreements. If Funding intends to enter into a New Intercompany Loan Agreement then the provisions of this Agreement may be varied (with the consent of the parties to this Agreement to the extent necessary to reflect the terms of such New Intercompany Loan Agreement) PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding Secured Creditors and the Rating Agencies:

       (a)    the determination of the Term Advance Rates of Interest;

       (b)    CLAUSE 5 (Limited Recourse);

       (c)    CLAUSE 10 (Taxes); and

       (d)    CLAUSE 19.5 (Security Trustee).

19.    FURTHER PROVISIONS

19.1   EVIDENCE OF INDEBTEDNESS

       In any proceeding, action or claim relating to a Term Advance a statement as to any amount due to the Master Issuer under such Term Advance which is certified as being correct by an officer of the Security Trustee shall, unless otherwise provided in this Agreement, be prima facie evidence that such amount is in fact due and payable.

19.2   ENTIRE AGREEMENT, AMENDMENTS AND WAIVER AND RIGHTS CUMULATIVE

(a) This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

(b) Subject to CLAUSE 18, no amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

(c) The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

19.3   ASSIGNMENT

       Neither the Master Issuer nor Funding may assign or transfer any of its respective rights and obligations under this Agreement PROVIDED THAT:

       (a) the Master Issuer may assign its rights, title, interest or benefit hereunder to the Security Trustee pursuant to the Master Issuer Deed of Charge; and

       (b) Funding may assign its rights hereunder to the Security Trustee pursuant to the Funding Deed of Charge.

19.4   SEVERABILITY

       If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

       (a) the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

       (b) the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

19.5     SECURITY TRUSTEE

         The Security Trustee shall have no responsibility for any of the obligations of the Master Issuer or any other party to this Agreement (other than itself). For the avoidance of doubt, the parties to this Agreement acknowledge that the rights and obligations of the Security Trustee under this Agreement are governed by the Funding Deed of Charge.

19.6     COUNTERPARTS

         This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

19.7     THIRD PARTY RIGHTS

         A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

20.      REDENOMINATION

         Each obligation under this Agreement which has been denominated in Sterling shall be redenominated in Euro in accordance with applicable legislation passed by the European Monetary Union upon such redenomination of the Master Issuer Notes.

21.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a)   in the case of the Master Issuer, to Holmes Master
               Issuer PLC, at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343
               019) for the attention of Securitisation Team, Retail Credit
               Risk;

         (b)   in the case of Funding, to Holmes Funding Limited, c/o
               Abbey National plc Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756
               5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House, (AAM 129), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343019) for the attention of Securitisation Team, Retail Credit Risk;

         (c) in the case of the Security Trustee, to The Bank of New York, acting through its London Branch, One Canada Square, London E14 5AL (facsimile number (44) 20 7964 6399) for the attention of the Corporate Trust Administration; and

         (d) in the case of the Agent Bank: to The Bank of New York, acting through its London Branch, 40th Floor, One Canada Square, London E14 5AL, (facsimile number 44 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 21. All notices served under this Agreement shall be simultaneously copied to the Security Trustee by the person serving the same.

22.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

22.1     This Agreement is governed by the laws of England.

22.2 Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year first before written.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1.   AUTHORISATIONS

(a) A copy of the memorandum and articles of association and certificate of incorporation of Funding.

(b) A copy of a resolution of the board of directors of Funding authorising the entry into, execution and performance of the Term Advance Supplement and each of the relevant Transaction Documents related to the relevant Term Advance Supplement to which Funding is a party and authorising specified persons to execute those on its behalf.

(c)  A certificate of a director of Funding certifying:

     (i)   that each document delivered under this paragraph 1 of
           Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of the Term Advance Supplement and undertaking to notify the Security Trustee if that position should change prior to the relevant Closing Date; and

     (ii) as to the identity and specimen signatures of the directors and signatories of Funding.

2.   LEGAL OPINION

     Legal opinions of:

     (a) Allen & Overy LLP, English and U.S. legal advisers to the Security Trustee, addressed to the Seller, the Master Issuer, Funding and to the Security Trustee;

     (b) Slaughter and May, as English legal advisors to the Master Issuer and the Servicer, addressed to the Seller and the Master Issuer;

     (c) Cleary Gottlieb Steen & Hamilton LLP, U.S. legal advisors to the Master Issuer and the Servicer, addressed to the Seller and the Master Issuer; and

     (d) Tods Murray LLP, Scottish legal advisers to the Seller, the Master Issuer, Funding and the Security Trustee.

3.   TRANSACTION DOCUMENTS

     Duly executed copies of:

     (a)   Bank Account Agreement;

     (b)   Cash Management Agreement;

     (c)   Funding Deed of Charge;

     (d)   Master Definitions and Construction Schedule;

     (e)   Master Intercompany Loan Agreement;

     (f)   Master Issuer Bank Account Agreement;

     (g)   Master Issuer Cash Management Agreement;

     (h)   Master Issuer Corporate Services Agreement;

     (i)   Master Issuer Deed of Charge;

     (j)   Master Issuer Master Definitions Schedule;

     (k)   Master Issuer Paying Agent and Agent Bank Agreement;

     (l)   Master Issuer Post-Enforcement Call Option Agreement;

     (m)   Master Issuer Swap Agreements;

     (n)   Master Issuer Trust Deed; and

     (o)   Mortgage Sale Agreement.

                                   SCHEDULE 2

                           FORM OF TERM ADVANCE NOTICE

From:  Holmes Funding Limited (FUNDING)

To:    Holmes Master Issuer plc (the MASTER ISSUER)

Copy:  The Bank of New York, acting through its London Branch
       (the SECURITY TRUSTEE)

Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Master Issuer and the Security Trustee (as from time to time amended, varied, novated or supplemented (the MASTER INTERCOMPANY LOAN AGREEMENT)) dated [o] 2008 whereby a Master Intercompany Loan Facility was made available to us. Terms defined in the Master Intercompany Loan Agreement shall have the same meaning in this notice.

2.     We hereby give you notice that, pursuant to the Master
       Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish the following Term Advances to be made available to us on [specify Closing Date]:

       (a) Series [o] [o] (Class [o]) Term Advance to be funded by the Series [o] Class [o] Master Issuer Notes on the Closing
            Date:

            (i)   principal amount and currency of [o];

            (ii)  specified Currency Exchange Rate of GBP 1.00/[o];

            (iii) Principal amount (in Sterling) available to be drawn in respect of such Term Advance of (pound)[o];

       [repeat for all applicable Term Advances]

3.     The interest rate(s) applicable to each Term Advance will be as follows:

       (a) Series [o] [o] (Class [o]) Term Advance: [o] [Set out relevant interest rate(s)]

       [repeat for all applicable Term Advances]



Yours faithfully,

For and on behalf of
HOLMES FUNDING LIMITED

                                   SCHEDULE 3

                         FORM OF TERM ADVANCE SUPPLEMENT

                                  As attached

                     FORM OF TERM ADVANCE SUPPLEMENT

                                DATED [O]

                         HOLMES FUNDING LIMITED

                               as Funding

                        HOLMES MASTER ISSUER PLC

                            as Master Issuer

         THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH

                           as Security Trustee

                                   and

         THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH

                              as Agent Bank

THIS TERM ADVANCE SUPPLEMENT is dated [o] between:

(1) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING);

(2)  HOLMES MASTER ISSUER PLC a company incorporated in England and
     Wales with limited liability (registered number 5953811) and having its registered office at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH (formerly known as JPMorgan Chase Bank, N.A., London Branch) (the SECURITY TRUSTEE, which expression where the context permits shall include such person and all other persons for the time being acting as the trustee or trustees under the Funding Deed of Charge) whose principal office is at One Canada Square, London E14 5AL; and

(4) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH acting through its offices at 40th Floor, One Canada Square, London E14 5AL (acting in its capacity as the AGENT BANK appointed by the Master Issuer under the Master Issuer Paying Agent and Agent Bank Agreement).

This document constitutes the Term Advance Supplement relating to the Master Issuer Term Advances described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Master Intercompany Loan Agreement entered into between the parties hereto on [o] 2008. This Term Advance Supplement contains the final terms of the Master Issuer Term Advances identified and described herein, is supplemental to and must be read in conjunction with the Master Intercompany Loan Agreement.

[TO BE REPEATED FOR EACH TERM ADVANCE FUNDED BY MASTER ISSUER NOTES OF EACH CLASS OF THE SAME SERIES]

TERM ADVANCE: The Series [o] Class [o] Master Issuer Notes will fund the [identifier] Master Issuer Term Advance which shall have the following terms:

1.   Borrower:                                        Holmes Funding Limited

2.   Lender:                                          Holmes Master Issuer plc

3.   (i)  Term Advance Rating:                        [o]

     (ii) Series Number:                              [o]

4.   Initial Outstanding Principal Balance:           [o]

5.   (i)   Closing Date:                              [o]

     (ii)  Interest Commencement Date:                [o]

     (iii) Interest Determination Dates:              [o]

6.   Final Repayment Date:                            [o]

7.   Loan Payment Dates:                              [o]

8.   Relevant Margin:                                 [o]


9.   Loan Reference Rate:                             [o]

10.  Step-Up Date:                                    [Not   Applicable/The   Interest   Payment  Date
                                                      occurring in [specify date]]

11.  Relevant Margin following Step-Up Date:          [Not Applicable/[o]]

12.  Redemption/Payment Basis:                        [Bullet Redemption]
                                                      [Scheduled Amortisation]
                                                      [Pass-through]

13.  Change of Redemption/Payment Basis:              [Specify  details of any provision for change of
                                                      Term Advances into another Redemption/Payment Basis

14.  Details relating to Bullet Term Advance:         [Applicable/Not Applicable]

                                                      [if  not   applicable,   delete  the   remaining
                                                      sub-paragraphs of this paragraph]

     (i)  Relevant Accumulation Amount:               [o]

     (ii) Bullet Redemption Date:                     [o]

15.  Details relating to Scheduled                    [Applicable/Not Applicable]
     Amortisation Term Advance:
                                                      [if the Scheduled  Amortisation  Term Advance is
                                                      applicable,  specify the Scheduled Amortisation Dates and
                                                      Scheduled Amortisation Instalments below]

                                                      [if  not   applicable,   delete  the   remaining
                                                      sub-paragraphs of this paragraph]

     (i)  Scheduled Amortisation Dates:               The Interest Payment Dates occurring in [o]

     (ii) Relevant Accumulation Amounts:              [o]

16.   Details relating to Pass-through Term           [Applicable/Not Applicable]
      Advances:
                                                      [If the Pass-through Term Advance is applicable, specify the
                                                      Interest Payment Date following which the Pass-Through
                                                      Term Advances will be due]

17.   Other terms and special conditions:             [Not Applicable/give details]


CONFIRMATIONS:

Funding confirms that:

(a) no Master Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Master Issuer Term Advance; and

(b) the representations and warranties set out in CLAUSE 13 of the Master Intercompany Loan Agreement are true on and as of the Closing Date specified in this Term Advance Supplement by reference to the facts and circumstances then existing.

The Master Issuer confirms that no Note Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Master Issuer Term Advance.

                                 EXECUTION PAGE

                           FOR TERM ADVANCE SUPPLEMENT

FUNDING

EXECUTED for and on behalf of      )
HOLMES FUNDING LIMITED             )
by:                                )

_____________________

Name:

MASTER ISSUER

EXECUTED for and on behalf of      )
HOLMES MASTER ISSUER PLC           )
by:                                )

_____________________

Name:

SECURITY TRUSTEE

EXECUTED for and on behalf of      )
BNY CORPORATE TRUSTEE              )
SERVICES LIMITED                   ) The Bank of New York, acting through its
                                     London Branch

acting by its attorney:            ) by its attorney _____________________

_____________________

Name:

AGENT BANK

EXECUTED for and on behalf of      )
THE BANK OF NEW YORK,              )
LONDON BRANCH                      )
by                                 )

_____________________

Name:

                                   SCHEDULE 4

                              SOLVENCY CERTIFICATE

                     HOLMES FUNDING LIMITED (THE "COMPANY")

To:   Holmes Master Issuer plc (the MASTER ISSUER)

Copy: BNY Corporate Services Limited (the SECURITY TRUSTEE)

We the undersigned HEREBY CERTIFY, that (i) having made all appropriate searches and investigations of the Company's books and records and the Company's accounts (both management and those required by law); and (ii) the officers of the Company having duly considered the provisions of the insolvency laws of the United Kingdom (including, without limitation, the provisions of sections 123 and 238 to 243 and 423 of the Insolvency Act 1986, as amended (the ACT) and the provisions of the equivalent common law of Scotland regarding gratuitous alienations and fraudulent preferences) we have determined that:


(a) the Company is not unable to pay its debts within the meaning of section 123 of the Act and would not become unable to do so in consequence of entering into the Transaction Documents to which it is a party or making any drawing or granting any security under the Transaction Documents to which it is a party, and the Company's assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and will continue to do so notwithstanding the entry into by it of the Transaction Documents and the making of any drawing or the granting of any security under the Transaction Documents to which it is a party;

(b) no execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the Company remains unsatisfied in whole or in part;

(c) to the best of our knowledge and belief no corporate action has been taken or is pending, no other steps have been taken and no legal proceedings have been commenced or are threatened or are pending for
     (i) the winding-up, liquidation, dissolution, administration or reorganisation of the Company; or (ii) the Company to enter into any composition or arrangement with its creditors generally; or (iii) the appointment of a receiver, administrator, administrative receiver, trustee or similar officer in respect of the Company or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(d) neither the entry into of the Transaction Documents to which it is a party nor the making of any drawing nor granting of security under the Transaction Documents to which it is a party would be a transaction at an undervalue within the meaning of section 238 of the Act, since the value of any consideration received by the Company as a result of such drawing and/or grant of security would not be significantly less than the value of any consideration provided by the Company under the Transaction Documents to which it is a party;

(e) the entry into of the Transaction Documents to which it is a party, any drawing made by the Company under or pursuant to the Transaction Documents to which it is a party, and any security granted by the Company under or pursuant to the Transaction Documents to which it is a party will be entered into or made, as the case may be, by the Company, in good faith and for the purpose of carrying on its business, and there are reasonable grounds for believing that such entry into of such Transaction Documents, such drawings and grants of security would benefit the Company;

(f) neither the entry into the Transaction Documents to which it is a party nor the making of any drawing nor the granting of any security under the Transaction Documents to which it is a party would be a gratuitous alienation under section 242 of the Act (and equivalent provisions of common law of Scotland), since such drawing and/or grant of security was made for adequate consideration;

(g) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party the Company has no desire to give a preference to any person as contemplated by section 239 of the Act nor is it the purpose of the Company to put assets beyond the reach of a person who is making, or may at some time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make;

(h) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party, the Company has not and will not breach any provision or exceed any powers contained in its Memorandum and Articles of Association; and

(i) the transaction contemplated by the Transaction Documents constitute reciprocal obligations of the Company with the other parties thereto for the purposes of section 243 of the Act (and equivalent provisions of common law of Scotland) and neither the entry into the Transaction Documents to which it is a party nor the making of any drawing nor the granting of any security under or pursuant to the Transaction Documents to which it is a party is or will be collusive for the purposes of prejudicing the general body of creditors of the Company.

Terms defined in the master definitions and construction schedule signed by, amongst others, the Master Issuer and the Security Trustee and dated [o] 2008 (as the same may be amended, varied or supplemented from time to time) shall have the same respective meanings when used in this Certificate.

DATED [o]

Signed for and on behalf of Holmes Funding Limited

......................................................
Director


......................................................
Director/Secretary

                                 EXECUTION PAGE

FUNDING

EXECUTED for and on behalf of      )
HOLMES FUNDING LIMITED             )
by:                                )


Name:


MASTER ISSUER

EXECUTED for and on behalf of      )
HOLMES MASTER ISSUER PLC           )
by:                                )


Name:


SECURITY TRUSTEE

EXECUTED for and on behalf of      )
BNY CORPORATE TRUSTEE              )
SERVICES LIMITED                   ) The Bank of New York, acting through its
                                     London Branch

acting by its attorney:            ) by its attorney


Name:


AGENT BANK

EXECUTED for and on behalf of      )
THE BANK OF NEW YORK, ACTING
THROUGH ITS LONDON BRANCH          )
by                                 )


Name: